UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2008

Kaiser Aluminum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52105	943030279
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 350, Foothill Ranch, California		92610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-614-1740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2008, Lynton J. Rowsell, Vice President and Chief Accounting Officer of Kaiser Aluminum Corporation (the "Company"), gave the Company his notice of resignation. Mr. Rowsell had previously expressed a desire to return to public accounting and is expected to return to Ernst & Young. Neal West, 49, is expected to join the Company on June 2, 2008 and replace Mr. Rowsell as Vice President and Chief Accounting Officer at that time. Mr. Rowsell will continue his employment with the Company through June 27, 2008 to assist in the transition of his duties. Mr. Rowsell's decision is in no way related to any disagreement between the Company and Mr. Rowsell regarding the Company’s operations, policies or practices. Ernst & Young provides certain tax and advisory services to the Company.

Mr. West is currently and has been the Principal Accounting Officer of Gateway, Inc. since June 2005. Mr. West is also and has been the Vice President and Corporate Controller of Gateway, Inc. since April 2005. Prior to joining Gateway, Inc., Mr. West was the Vice President and Controller for APL logistic, Ltd. from April 2000 to April 2005. In addition, Mr. West has held a number of finance, service and support positions at APL Ltd. Mr. West also previously worked for Standard Pacific and West-Tronics, Inc. as Division Controller and Financial Manager.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaiser Aluminum Corporation

May 23, 2008	By:	/s/ John M. Donnan

Name: John M. Donnan
Title: Senior Vice President, Secretary and General Counsel